Exhibit 99.1

Global Public Affairs & Communications Department P.O. Box 1734, Atlanta, GA 30301 +1 (404) 676-2683

FOR IMMEDIATE RELEASE

	CONTACTS: Investors:	Jackson Kelly
+1 (404) 676-7563

	Media:	Kenth Kaerhoeg
+1 (404) 676-2683
pressinquiries@na.ko.com

THE COCA-COLA COMPANY ANNOUNCES CASH TENDER OFFER

ATLANTA, November 4, 2010 — The Coca-Cola Company (“TCCC” or the “Company”) today announced that it has commenced a cash tender offer for specified series of outstanding debt securities issued by the Company and Coca-Cola Enterprises Inc. (“CCE”).  On October 2, 2010, the Company acquired the assets and liabilities of CCE’s entire North American business as well as the CCE corporate entity which was renamed Coca-Cola Refreshments USA, Inc. (“CCR”).

The tender offer consists of two separate offers: an Any and All offer and a Maximum Tender Offer, both made pursuant to an Offer To Purchase dated today, which sets forth a more comprehensive description of the terms of the tender offers.

In the Any and All offer, the Company is offering to purchase for cash Any and All of the 7.125% Debentures due August 1, 2017, 4.500% Notes due August 15, 2019, Zero Coupon Notes due June 20, 2020, 8.500% Debentures due February 1, 2022, 8.000% Debentures due September 15, 2022, 6.750% Debentures due September 15, 2023, 7.000% Debentures due October 1, 2026, 6.950% Debentures due November 15, 2026, 6.750% Debentures due September 15, 2028, 6.700% Debentures due October 15, 2036, 6.750% Debentures due January 15, 2038, and 7.000% Debentures due May 15, 2098 issued by CCR, its wholly owned subsidiary, and the 7.375% Notes due July 29, 2093 issued by the Company, as listed in the table below.

In the Maximum Tender Offer, the Company is offering to purchase, under certain conditions, the 4.875% Notes due March 15, 2019 and 5.350% Notes due November 15, 2017 issued by the Company, as listed in the table below.

The table below indicates each series of notes included in the tender offers.

Issuer	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Reference U.S. Treasury Security	Fixed Spread (basis points)	Acceptance Priority Level	Early Tender Premium(1)

Offer for Notes Listed Below: Any and All offer
CCR	191219BB9	7.125% Debentures due 2017	$300,000,000	2.625% due August 15, 2020	10	N/A	N/A
CCR	191219BW3	4.500% Notes due 2019	$250,000,000	2.625% due August 15, 2020	15	N/A	N/A
CCR	191219AV6	Zero Coupon Notes due 2020	$488,560,000	2.625% due August 15, 2020	40	N/A	N/A
CCR	191219AP9	8.500% Debentures due 2022	$745,617,000	2.625% due August 15, 2020	100	N/A	N/A
CCR	191219AQ7	8.000% Debentures due 2022	$236,533,000	2.625% due August 15, 2020	105	N/A	N/A
CCR	191219AU8	6.750% Debentures due 2023	$250,000,000	2.625% due August 15, 2020	110	N/A	N/A
CCR	191219AW4	7.000% Debentures due 2026	$299,950,000	4.375% due May 15, 2040	35	N/A	N/A
CCR	191219AY0	6.950% Debentures due 2026	$500,000,000	4.375% due May 15, 2040	30	N/A	N/A
CCR	191219BE3	6.750% Debentures due 2028	$400,000,000	4.375% due May 15, 2040	30	N/A	N/A
CCR	191219AX2	6.700% Debentures due 2036	$299,990,000	4.375% due May 15, 2040	50	N/A	N/A
CCR	191219BC7	6.750% Debentures due 2038	$250,000,000	4.375% due May 15, 2040	55	N/A	N/A
CCR	191219BD5	7.000% Debentures due 2098	$250,000,000	4.375% due May 15, 2040	95	N/A	N/A
TCCC	191216AF7	7.375% Notes due 2093	$117,325,000	4.375% due May 15, 2040	95	N/A	N/A
Offer for Notes Listed Below: Maximum Tender Offer
TCCC	191216AM2	4.875% Notes due 2019	$1,350,000,000	2.625% due August 15, 2020	20	1	$30.00
TCCC	191216AK6	5.350% Notes due 2017	$1,750,000,000	2.625% due August 15, 2020	10	2	$30.00

(1)          Per $1,000 principal amount of Notes accepted for purchase.

The Maximum Tender Offer is subject to an aggregate purchase limit of US$3,450,000,000 (the “Maximum Tender Amount”) in principal amount of notes less the aggregate principal amount of notes purchased in the Any and All offer.  The amounts of each series of notes that are purchased in the Maximum Tender Offer are prioritized and may be prorated as set forth in the Offer To Purchase.  If the aggregate principal amount of notes purchased in the Any and All offer equals or exceeds the Maximum Tender Amount, the Maximum Tender Offer will terminate on the settlement date of the Any and All offer.

The Any and All offer is scheduled to expire at 5:00 p.m., EST, on November 15, 2010, unless extended. Holders of notes subject to the Any and All offer must tender and not withdraw their notes before its expiration date to receive the total consideration.

The Maximum Tender Offer is scheduled to expire at 8:00 a.m., EST, on December 6, 2010, unless extended or earlier terminated.  Holders of notes subject to the Maximum Tender

Offer must tender and not withdraw their notes before the early tender date, which is 5:00 p.m., EST, on November 18, 2010, unless extended, to be eligible to receive the total consideration.  Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date will be eligible to receive the tender offer consideration, which is the total consideration minus $30 per $1,000 principal amount of notes tendered by such holder that are accepted for purchase. Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date may not withdraw their notes except in the limited circumstances described fully in the Offer To Purchase.

The total consideration for each $1,000 principal amount of notes tendered and accepted for payment pursuant to the tender offers will be determined in the manner described in the Offer To Purchase by reference to a fixed spread specified for each series of the notes over the yield based on the bid side price of the U.S. Treasury Security specified on the cover page of the Offer To Purchase, as calculated by the dealer managers at 2:00 p.m., EST, on November 15, 2010 for the Any and All offer and at 2:00 p.m., EST, on November 18, 2010 for the Maximum Tender Offer.  In addition to the total consideration or the tender offer consideration, as applicable, accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered notes accepted in the tender offers. The settlement dates for the Any and All offer and the Maximum Tender Offer will follow promptly after the applicable expiration dates and currently are expected to be Tuesday, November 16, 2010 and Tuesday, December 7, 2010, respectively.

The Any and All offer and the Maximum Tender Offer are subject to the satisfaction or waiver of certain conditions set forth in the Offer To Purchase, including, among other things, the consummation of the Company’s issuance of one or more new series of senior notes with net proceeds of at least $4.0 billion.

The Company has retained Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. to serve as coordinating dealer managers and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to serve as dealer managers and D.F. King & Co., Inc. to serve as the tender and information agent for the tender offers.

Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 800.901.0068 (toll free) or 212.269.5550 (collect) or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005. Questions regarding the tender offers may be directed to Deutsche Bank Securities Inc. at 866.627.0391 (toll free) or 212.250.2955 (collect) or HSBC Securities (USA) Inc. at 888.HSBC.4LM (toll free) or 212.525.5552 (collect).

This press release is not a tender Offer To Purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer To Purchase. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of the Company by Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more registered brokers or dealers under the laws of such jurisdiction.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply and Georgia. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; risks related to our acquisition of Coca-Cola Enterprises Inc.’s North American operations; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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